UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2006

BRANDYWINE OPERATING PARTNERSHIP, L.P.
(Exact name of issuer as specified in charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	000-24407 (Commission file number)	23-2862640 (I.R.S. Employer Identification Number)

555 East Lancaster Avenue, Suite 100
Radnor, Pennsylvania 19087
(Address of principal executive offices)

(610) 325-5600
(Registrant’s telephone number, including area code

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers..

          On December 1, 2006, Timothy M. Martin, Vice President – Finance and Treasurer and principal financial officer of Brandywine Realty Trust, our sole general partner, announced his resignation, effective as of the close of business on December 8, 2006. Pending our appointment of a new principal financial officer, which we expect will occur prior to year-end, the responsibilities of principal financial officer will be assumed by Gerard H. Sweeney, President and Chief Executive Officer of Brandywine Realty Trust. Mr. Martin will provide transitional services to us through December 31, 2006 and will receive $100,000 in compensation for his services. Background information on Mr. Sweeney is included in our prior SEC filings, including in the Schedule 14A filed by Brandywine Realty Trust on March 31, 2006.

Signatures

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRANDYWINE OPERATING PARTNERSHIP, L.P., BY BRANDYWINE REALTY TRUST, GENERAL PARTNER

Date: December 1, 2006	By:	/s/ Gerard H. Sweeney
Gerard H. Sweeney President and Chief Executive Officer